Exhibit 10.1

CAPMARK FINANCIAL GROUP INC.

SEVERANCE PAY PLAN

AMENDMENT

Capmark Financial Group Inc. (the “Company”) adopted the Capmark Financial Group Inc. Severance Pay Plan. (as amended, the “Plan”).  The Company hereby amends the Plan as hereinafter set forth.  This Amendment is effective on its execution date.

1. Subsection 5(a)(ii) is amended to read as follows:

“(ii) Exempt Employees

(A) Executive Officers: For an eligible Employee who is an Executive Officer, other than the Chief Executive Officer of the Company, the benefit is the Employee’s Base Pay Rate, subject to the limitation of subsection 5(b)(v).

(B) Other Exempt Employees:  For an eligible Employee who is an exempt employee under the Fair Labor Standards Act (other than an Employee described in subsection 5(a)(ii)(A) above), the benefit is three weeks of pay at the Weekly Pay Rate for each year of service, with a minimum of six weeks and a maximum of 40 weeks, subject to the limitation of subsection 5(b)(v).”

2.  Subsection 5(a)(iii) is amended to add a sentence at the end thereof to read as follows:

“This subsection shall not apply to an eligible Employee whose benefit is determined under subsection 5(a)(ii)(A), above.”

3. Subsection 5(e) is amended to read as follows:

“(e) Payment. Benefit payments shall be paid in one lump sum. All benefit payments shall be subject to applicable federal, state and local income tax withholding, payroll taxes and other applicable deductions.  If a Participating Company rehires an Employee before expiration of the period applied to calculate the Employee’s benefit amount, the Employee will be required to repay to the Participating Company the amount of benefit attributable to the period of time for which the Employee is reemployed.  An Employee’s benefit shall be paid as soon as administratively reasonable after satisfaction of all conditions precedent for receipt of the benefit, but in any event no later than December 31st of the second calendar year following the calendar year in which the Employee’s separation from service occurs.”

EXECUTED this 24th day of March, 2009.

CAPMARK FINANCIAL GROUP INC.

By:	/s/ Linda A. Pickles